                                                                     Exhibit 3.1

                                   ARTICLES OF
                                  INCORPORATION
                              (PURSUANT TO NRS 78)

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1. NAME OF                  Texxon, Inc.
CORPORATION

                            --------------------------------------------------------------------------------------------------------
                            NAME
2. RESIDENT AGENT NAME
AND STREET ADDRESS:         Resident Agency National, Incorporated

                            PHYSICAL STREET ADDRESS                             CITY                                   ZIP
                            377 South Nevada Street                             Carson City              Nevada        89703
                            ------------------------------------                ----------------         ---------------------------

                            ADDITIONAL MAILING ADDRESS                          CITY                     STATE         ZIP

                            --------------------------------------------------------------------------------------------------------
3. SHARES:                  Number of shares                                                   Number of shares
                            with par value:                    Par value:                      without par value: 0
                            50,000,000                         $0.001

                            --------------------------------------------------------------------------------------------------------
4. NAMES. ADDRESSES.        The First Board of
                            Directors/Trustees shall consistmembers whose names
NUMBER of BOARD of          and of 1 member whose names and addresses are as
                            follows:
DIRECTORS/TRUSTEES:
                            1. NAME

                            Richard C. Fox

                            STREET ADDRESS                                      CITY                    STATE         ZIP

                                                                                Natick                   MA            01760
                            2 Village Hill Lane, #3

                            2. NAME

                            STREET ADDRESS                                      CITY                     STATE         ZIP


                            --------------------------------------------------------------------------------------------------------
                            The purpose of this corporation shall be:
5. PURPOSE                  To engage in any lawful act or activity for
                            which corporations may be organized

                            ------------------------------------

                            --------------------------------------------------------------------------------------------------------

                            Richard C. Fox
7. NAMES. ADDRESSES                                                             /s/ Richard C. Fox
                            NAME                                                Signature
AND SIGNATURES of           STREET ADDRESS                                      CITY                     STATE         ZIP
INCORPORATORS:              2 Village Hill Lane, #3                             Natick                   MA            01760
                            --------------------------------------------------------------------------------------------------------

8. CERTIFICATE of
                                                                                I hereby accept appointment as Resident Agent
ACCEPTANCE of                                                                                for the above named corporation,
APPOINTMENT of
RESIDENT AGENT:
                            /s/ Catherine A. Mead
                            ---------------------
                            Authorized Signature of Resident Agent or Resident  Date:
                            Agent Company                                       03/13/06
                            --------------------------------------------------------------------------------------------------------
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                                    ADDENDUM
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                  TEXXON, INC.

         The following provisions are additional provisions to be made a part of the Articles of Incorporation of Texxon, Inc.

                   DIVISION OF AUTHORIZED SHARES INTO CLASSES
                   ------------------------------------------

         The Fifty Million (50,000,000) shares which the corporation shall have authority to issue is divided into two classes:

                  5,000,000 Preferred shares, having a par value of one tenth of a cent ($.001) per share

                                       and

                  45,000,000 Common Shares, having a par value of one tenth of a cent ($.001) per share.

A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

         A. COMMON SHARES. The terms of the Common Shares of the corporation shall be as follows:

         (1) Dividends. Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding, to the extent of preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

         (2) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among holders of the Common Shares according to their respective shares.

         (3) Voting rights. Each holder of a Common Share shall have one vote in respect of each share of such stock held by him. There shall not be cumulative voting.


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         B. PREFERRED SHARES. Prior to the issuance of any of the Preferred
Shares, the Board of Directors shall determine the number of Preferred Shares to then be issued from the total shares authorized, and such shares shall constitute a series of the Preferred Shares. Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board of Directors' determination of a series, the shares of such series shall have preferences, limitations, and relative rights identical with all other series of the preferred shares. Preferred shares may have dividend or liquidation rights that are prior (superior or senior) to the dividend and liquidation rights and preferences of the common shares and any other series of the Preferred Shares. Also, any series of the Preferred Shares may have voting rights.

                                TERM OF EXISTENCE
                                -----------------

         The Corporation is to have perpetual existence.

                               BOARD OF DIRECTORS
                               ------------------

         The business and property of the corporation shall be managed by a Board of Directors of not fewer than one (1) nor more than twenty one (21)
Directors, who shall be natural persons of full age, and who shall be elected annually by the shareholders having voting rights, for the term of one year, and shall serve until the election and acceptance of their dully qualified successors. In the event of any delay in holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors are elected and qualified. Directors need not be residents of the State of Nevada nor shareholders. Any vacancies, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors, though less than a quorum, for the unexpired term. The Board of Directors shall have full power, and it is hereby expressly authorized, to increase or decrease the number of directors from time to time without requiring a vote of the shareholders.

                       IMMUNITY OF SHAREHOLDER'S PROPERTY
                       ----------------------------------

         The private property of the shareholders of the corporation shall not e subject to the payment of the corporation's debts to any extent whatsoever.

                                 INDEMNIFICATION
                                 ---------------

         The following indemnification provisions shall be deemed to be contractual in nature and not subject to retroactive removal or reduction by amendment.


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         (a) This corporation shall indemnify any director and any officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, judicial, administrative or investigative, by reason of the fact that he/she is or was serving at the request of this corporation as a director or officer or member of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him/her in connection with such action, suit or proceeding, including any appeal thereof, if he/she acted in good faith or in a manner he/she reasonably believed to be in, or not opposed to, the best interests of this corporation, and with respect to any criminal action or proceeding, if he/she had no reasonable cause to believe his/her conduct was unlawful. However, with respect to any action by or in the right of this corporation, to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of his/her duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought determines, on application, that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all circumstances of the case. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or in a plea of nolo contendere or its equivalent, shall not, of itself, create presumption that the party did not meet the applicable standard of conduct. Indemnification hereunder, may be paid by the corporation in advance of the final disposition of any actions, suit or proceeding, on a preliminary determination that the director, officer, employee or agent met the applicable standard of conduct.

         (b) The corporation shall also indemnify any director or officer who has been successful on the merits or otherwise, in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, against all expenses, including attorneys' fees, actually and reasonably incurred by him/her in connection therewith, without the necessity of an independent determination that such director or officer met any appropriate standard of conduct.

         (c) The indemnification provided for herein shall continue as to any person who has creased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrations of such persons.

         (d) In addition to the indemnification provided for herein, the corporation shall have power to make any other or further indemnification, except an indemnification, except an indemnification against gross negligence or willful misconduct, under any resolution or agreement duly adopted by the Board of Directors, or duly authorized by a majority of the shareholders.

                       LIMITATION ON DIRECTOR'S LIABLILITY
                       -----------------------------------

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided, that the forgoing clause shall not apply to any liability of a director for any action for which the Nevada Business Corporation
Act proscribes this limitation and then only to the extent that this limitation is specifically so proscribed.


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                              INTERESTED DIRECTORS
                              --------------------

         In case the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any other corporation or association of which one or more of its directors are shareholders, directors, or officers, such contracts or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have an interest herein which is or might be adverse to the interest of this corporation, provided that such contracts or transactions are in the usual course of business.

         In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any individual or firm, shall in any way be affected or invalidated by the fact that any of the directors of this corporation is interested in such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the board of Directors in the meeting of such Board at which time such contract or transaction was authorized or confirmed, and provided, however, that any such directors of this corporation who are so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation which shall authorize or confirm such contract or transaction, and any such director may vote thereon to authorize any such contract or transaction with the like force and effect as if he were not such director or officer of such other corporation or not so interested.

                       NRS 78.378 TO 78.3793 INAPPLICABLE
                       ----------------------------------

         The provisions of NRS 78.378 to 78.3793 (as currently numbered) or any similar provisions hereinafter adopted shall not apply to this corporation


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